UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May6, 2013

MYSKIN, INC.

(Exact name of registrant as specified in charter)

California

(State or other Jurisdiction of Incorporation or Organization)

000-54582 (Commission File Number)		26-1391338 (IRS Employer Identification No.)
410 32 nd St., Suite 203, Newport Beach, CA 92663 (Address of Principal Executive Offices and zip code)

(949) 209-8953

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 6, 2013, the Registrant’s Board of Directors (the “BOD”) determined that the Registrant’s statement of operations in the financial statements for the fiscal years ended December 31, 2011 and 2010, fiscal quarters ended March 31, June 30 and September 30, 2012 and 2011, need to be restated with respect to the presentation of management fee revenue and reimbursement of expenses and should no longer be relied upon. Specifically, the Registrant is presenting revenues as only the management fee. Previously, we presented the revenues as gross revenue reporting. Additionally, we are presenting reimbursement of expenses as revenues. Previously, we presented reimbursement of expenses as a reduction in expenses. These changes in our presentation of revenue do not have an impact on our net income but generally result in an increase in revenue and an increase in expenses by the same amount.

The BOD and the Registrant’s Chief Financial Officer have discussed with the Registrant’s registered independent public accounting firm the matters disclosed in this report. The registrant expects to file the restated financial statements through the EDGAR system on or around May 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MySkin, Inc.

Date: May 6, 2013	By:	/s/ Marichelle Stoppenhagen
Marichelle Stoppenhagen
Chief Financial Officer & Secretary